CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A) (No. 333-00641) of the Turner Funds of our reports dated November 15, 2002, included in the 2002 Annual Report to shareholders.


                                                          /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
January 24, 2003